UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                      March 21, 2005

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way Fort Smith, Arkansas	72919

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code                      (479) 201-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On March 22, 2005, Beverly Enterprises, Inc. (the “Company”) announced that its Board of Directors (the “Board”) had unanimously voted to conduct an auction process to maximize value for all of the Company’s stockholders as soon as practicable through a sale of the Company.

     The Company also announced that, to ensure maximum accountability in pursuing an effective sale process, the Board had unanimously voted to hold a special meeting (the “Special Meeting”) of stockholders six months following the upcoming April 21, 2005, annual meeting, if requested by beneficial owners of at least 20% of the Company’s common stock.

     In order to assure that stockholders have the ability to elect a new board in October by plurality vote in the same manner as at an annual meeting, the current members of the Board have agreed that they will submit their resignations prior to the October meeting, even though they intend to stand for reelection if stockholders request such a meeting.

     A copy of the resolutions adopted by the Board are set forth as Exhibit 99.1 hereto. The procedures for nominating individuals for election as directors at the Special Meeting are consistent with the nomination procedures contained in the Company’s By-laws.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Exhibit
99.1	Resolutions of BEI Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2005	BEVERLY ENTERPRISES, INC.
	By:	/s/ Jeffrey P. Freimark
		Name:	Jeffrey P. Freimark
		Title:	Executive Vice President, Chief Financial and Information Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Resolutions of BEI Board of Directors